Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement of Enbridge Inc. (the “Corporation”) on Form S-3 (the “Registration Statement”) of our report to the shareholders and directors of the Corporation dated February 16, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Enbridge Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Professional Accountants

Calgary, Alberta

February 16, 2018